Stradley Ronon Stevens & Young, LLP 1250 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Telephone 202.822.9611 Fax 202.822.0140 www.stradley.com

Exhibit EX-28.i.2

October 13, 2015

Nationwide Mutual Funds

1000 Continental Boulevard, Suite 400

King of Prussia, PA 19406

Subject:	Nationwide Mutual Funds, a Delaware statutory trust (the “Trust”) -

Post-Effective Amendment No. 189 Amendment No. 190 to

Registration Statement on Form N-1A, to be filed under the

Securities Act of 1933 and the Investment Company Act of 1940,

each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of the Nationwide Emerging Markets Debt Fund and the Nationwide World Bond Fund, each a series of the Trust.

In connection with our giving of this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004, and amended on April 24, 2007 and January 14, 2011; (ii) the Trust’s Second Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”), amended and restated as of June 17, 2009; (iii) the Trust’s Second Amended and Restated Bylaws, amended and restated as of June 17, 2009; (iv) a Good Standing Certificate, dated October 13, 2015, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

Philadelphia, PA • Malvern, PA • New York, NY • Harrisburg, PA • Wilmington, DE •

• Cherry Hill, NJ • Washington, DC

A Pennsylvania Limited Liability Partnership

Nationwide Mutual Funds

October 13, 2015

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act of 1940, as amended (the “1940 Act”). You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the 1940 Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust under the laws of its state of formation, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the series of the Trust, when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in this Post-Effective amendment, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all of the rights provided for with respect to such holdings by the Declaration of Trust and the laws of the State of Delaware.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to references in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/ Peter M. Hong
Peter M. Hong, a Partner